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                                                                  Exhibit 23(ii)

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the references to our firm and to our audit letter dated March 13, 1998, of the estimates of the proved reserves of KCS Energy, Inc. in the KCS Medallion Resources, Inc.; KCS Mountain Resources, Inc.; KCS Resources, Inc.; and KCS Michigan Resources, Inc. properties, as of January 1, 1998 in the Annual Report Form 10-K of KCS Energy, Inc. for the year ended December 31, 1997.


                                       Netherland, Sewell and Associates, Inc.

Houston, Texas
March 30, 1998

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